UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2014

YONGYE INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Nevada	001-34444	20-8051010
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6th Floor, Suite 608, Xue Yuan International Tower,

No. 1 Zhichun Road, Haidian District, Beijing, PRC

(Address Of Principal Executive Offices) (Zip Code)

+86 10 8232 8866

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Event

On June 23, 2014, Yongye International, Inc. (the “Company”) issued a press release announcing that the parties are still working on the logistics to complete the amended going private transaction. In connection with the completion of the amended going private transaction, MSPEA Agriculture Holding Limited (“MSPEA”), Lead Rich International Limited (“Lead Rich”) and The Hongkong and Shanghai Banking Corporation Limited (the “Escrow Agent”) have entered into an amendment to the escrow agreement, dated September 23, 2013, among MSPEA, Lead Rich and the Escrow Agent, to extend the term of the escrow agreement to June 27, 2014, which may be further extended to July 4, 2014 upon receipt by the Escrow Agent prior to June 27, 2014 of written notice with respect to such extension jointly executed by MSPEA and Lead Rich. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated June 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2014

YONGYE INTERNATIONAL, INC.

By: /s/ Zishen Wu

Name: Zishen Wu

Title: Chief Executive Officer